                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              LECROY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                               LECROY CORPORATION

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 28, 1998

                                                        Chestnut Ridge, New York
                                                              September 28, 1998

To the Stockholders of
  LeCroy Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at the KPMG Center for Leadership Development, 3 Chestnut Ridge Road, Montvale, N.J., on Wednesday, October 28, 1998 at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve for three-year terms and until their successors are duly elected and qualified;

     2.  To approve the Company's 1998 Non Employee Directors Stock Option Plan;

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on September 11, 1998 will be entitled to notice of and vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          JOHN C. MAAG
                                          Secretary

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               LECROY CORPORATION
                            ------------------------

                                PROXY STATEMENT

RECORD DATE, SOLICITATION, VOTING AND REVOCABILITY OF PROXIES, VOTING RIGHTS

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on October 28, 1998 at 10:00 a.m., local time, to be held at the KPMG Center for Leadership Development, 3 Chestnut Ridge Road, Montvale, N.J., and at any adjournment or postponement thereof. The close of business September 11, 1998 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and proxies for use at the meeting will be mailed to stockholders on or about September 28, 1998, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by the officers, directors or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

     A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for the election of all directors as indicated in Proposal No. 1, and for the approval of the 1998 Non-Employee Directors Stock Option Plan as set forth in Proposal No. 2, both as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the meeting.

     As of the close of business on September 11, 1998, the Company had outstanding 7,575,541 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at a meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting but will not be counted as votes on any proposals at the meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors or the proposed approval of the 1998 Non-Employee Directors Stock Option Plan. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and actually voted at the meeting is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and actually voting at the meeting is required for the approval of the 1998 Non-Employee Directors Stock Option Plan.

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, containing the financial statements and notes thereto, is being mailed to stockholders concurrently with this statement.

     The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of July 31, 1998 by (i) each person or group who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock shown as of July 31, 1998, except to the extent authority is shared by spouses under applicable law.

                                                               AMOUNT &
                                                              NATURE OF     PERCENT
                                                              BENEFICIAL      OF
NAME OF BENEFICIAL OWNER                                      OWNERSHIP      CLASS
------------------------                                      ----------    -------
Kopp Investment Advisors, Inc. .............................  1,725,110      22.8
  7701 France Avenue South
  Suite 500
  Edina, Minnesota 55435
State of Wisconsin Investment Board.........................    811,200      10.7
  P.O. Box 7842
  Madison, Wisconsin 53707
Walter O. LeCroy, Jr.(1)....................................    698,756       9.2
  c/o LeCroy Corporation
  700 Chestnut Ridge Road
  Chestnut Ridge, New York 10977
TCW Asset Management........................................    530,300       7.0
  865 South Figueroa Street
  Suite 1800
  Los Angeles, California 90017
Lord, Abbett & Co. .........................................    441,800       5.8
  767 Fifth Avenue
  11th Floor
  New York, New York 10153
Lutz P. Henckels(2).........................................    289,838       3.8
Thomas H. Reslewic(3).......................................     47,352         *
Werner H. Brokatzky(4)......................................     12,024         *
Ronald S. Nersesian(5)......................................     21,724         *
Robert E. Anderson(6).......................................     11,870         *
William G. Scheerer(7)......................................      8,023         *
Douglas A. Kingsley(7)......................................      7,923         *
Charles A. Dickinson(8).....................................        545         *
Allyn C. Woodward, Jr.......................................          0         *
All executive officers and directors as a group (17           1,211,731      15.4%
  persons)(9)...............................................

---------------
  * Less than 1% of the outstanding Common Stock

(1) Includes 43,356 shares of Common Stock held by the Employee Stock Ownership Trust ("ESOT") and allocated to the account of Mr. LeCroy.

(2) Includes 2,071 shares of Common Stock held by the ESOT and allocated to the account of Mr. Henckels, 119,174 shares of Common Stock issuable upon exercise of presently exercisable options and an aggregate of 62,210 shares held in certain trusts for the benefit of Mr. Henckels' children. Mr. Henckels disclaims beneficial ownership of the 62,210 shares held in such trusts.

(3) Includes 2,504 shares of Common Stock held by the ESOT and allocated to the account of Mr. Reslewic and 43,696 shares of Common Stock issuable upon exercise of presently exercisable options.

(4) Includes 3,260 shares of Common Stock issuable upon exercise of presently exercisable options.

(5) Includes 20,500 shares of Common Stock issuable upon exercise of presently exercisable options.

(6) Includes 10,870 shares of Common Stock issuable upon exercise of presently exercisable options.

(7) Includes 7,923 shares of Common Stock issuable upon exercise of presently exercisable options.

(8) Includes 545 shares of Common Stock issuable upon exercise of presently exercisable options.

(9) Includes an aggregate of 66,736 shares of Common Stock held by the ESOT and allocated to the accounts of the directors and executive officers. Includes an aggregate of 299,750 shares of Common Stock issuable upon exercise of certain presently exercisable options.

               PROPOSAL NO. 1 -- ELECTION OF A CLASS OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of the Company's directors are listed below with their principal occupations for the last five years.

     At the Annual Meeting, two directors are to be elected in Class III, to hold office for three years or until their respective successors are elected and qualified. The remaining Directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below.

     Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors.

     The nominees have been previously elected by stockholders. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

     "THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR ELECTION OF THE TWO CANDIDATES FOR ELECTION."

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following sets forth certain information with respect to the Nominees and those Continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 1999 and 2000.

                            NOMINEES FOR ELECTION AS
               CLASS III DIRECTORS FOR A THREE YEAR TERM EXPIRING
                           AT THE 2001 ANNUAL MEETING

DIRECTOR, YEAR FIRST ELECTED AS DIRECTOR   AGE       PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
----------------------------------------   ---       -------------------------------------------------
Walter O. LeCroy, Jr...........            63    Founder of the Company; Chairman of the Board of LeCroy
1964                                             Corporation since 1964.
Robert E. Anderson.............            57    President of Omniken, Inc., a private consulting firm,
1995                                             since September 1993; President and Chief Executive
                                                 Officer of GenRad, Inc., a manufacturer of electronic test systems, from 1988 to June 1993 and as Chairman in 1993.
                                                 Mr. Anderson is also Vice Chair of the MIT Enterprise
                                                 Forum, an Advisor to the Board of the National Association
                                                 of Corporate Directors (New England) and a director of
                                                 Technology Capital Network at MIT, Indian Hill Arts, Inc.
                                                 and several private companies.

            CLASS I DIRECTOR CONTINUING IN OFFICE WHOSE TERM EXPIRES
                           AT THE 1999 ANNUAL MEETING

DIRECTOR, YEAR FIRST ELECTED AS DIRECTOR   AGE       PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
----------------------------------------   ---       -------------------------------------------------
Lutz P. Henckels...............            57    President and Chief Executive Officer of the Company since
1993                                             July 1993; Consultant to Company from January 1993 to July
                                                 1993; President of U.S. Operations of Racal-Redac, Inc.
                                                 from May 1989 to January 1993. Mr. Henckels is also a
                                                 director of IKOS Corporation and Inframetrics, Inc.
Charles A. Dickinson...........            74    Mr. Dickinson was President of Solectron Europe, a
1998                                             provider of manufacturing services to OEMs, from 1991
                                                 until 1996 and as Chairman since 1989; President and Chief
                                                 Executive Officer of Vermont Microsystems, a graphics
                                                 board company, from 1986 until 1991. Mr. Dickinson is also a Director of Solectron Corporation, Trident Microsystems,
                                                 and Aavid Thermal Technologies, as well as two privately
                                                 held companies.

        CLASS II DIRECTORS FOR CONTINUING IN OFFICE WHOSE TERMS EXPIRES
                           AT THE 2000 ANNUAL MEETING

DIRECTOR, YEAR FIRST ELECTED AS DIRECTOR   AGE       PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
----------------------------------------   ---       -------------------------------------------------
Douglas A. Kingsley............            36    Vice President of Advent International Corporation, a
1995                                             venture capital firm, since January 1996; Investment
                                                 Manager of Advent International Corporation from September
                                                 1990 to December 1995. Mr. Kingsley is also a director of
                                                 Lightbridge, Inc.
William G. Scheerer............            60    President of Performance Quest LLC, a private consulting
1995                                             corporation, since January 1997; Vice President of Kalman
                                                 Saffran Associates, Inc., a high technology R&D contract
                                                 company, since November of 1997; Infrastructure Operations
                                                 Vice President at Lucent Technologies, a
                                                 telecommunications software company, from March 1996 to
                                                 December 1996; Quality, Engineering, Software and
                                                 Technologies (QUEST) Vice President at AT&T Bell
                                                 Laboratories from May 1990 to February 1996. Mr. Scheerer
                                                 is also a director of GenRad, Inc.
Allyn C. Woodward Jr...........            57    President of Adams, Harkness & Hill, Inc., an
1998                                             institutional research, brokerage and investment banking
                                                 firm since June 1995 and Director since June 1995; Senior
                                                 Executive Vice President and Chief Operating Officer for
                                                 Silicon Valley Bank, a commercial banking institution,
                                                 from April 1990 to April 1995. Mr. Woodward is also a
                                                 Director of Cayenne Software, Inc., and several private
                                                 companies.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

  Attendance at Board and Committee Meetings

     During fiscal year 1998, the Board of Directors held ten meetings. During that fiscal year, each Director attended 75% or more of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings of the committees on which such director served that were held during the period in which he was a director.

  Committees of the Board

     The Company's Board of Directors has a Compensation Committee and an Audit Committee. The responsibilities of these committees of the Company's Board of Directors are described as follows.

     Compensation Committee. The Compensation Committee during fiscal 1998 consisted of Messrs. Robert E. Anderson, Douglas A. Kingsley and William G. Scheerer, each of whom is an independent director. Such committee reviews the Company's executive compensation and benefit policies and administers the Amended and Restated 1993 Stock Incentive Plan. The Compensation Committee met six times during fiscal year 1998.

     Audit Committee. The Audit Committee during fiscal 1998 also consisted of Messrs. Robert E. Anderson, Douglas A. Kingsley and William G. Scheerer, each of whom is an independent director. This committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee met four times during fiscal year 1998.

  Compensation of Directors

     The Company's directors receive an annual Board retainer of $20,000, payable quarterly. In addition, each non-employee director currently receives an option to purchase that number of shares of Common Stock equal to the quotient of $100,000 divided by the fair market value of the Common Stock on the date of grant, reduced by the remaining term of service if less than 36 months. The directors do not receive any additional cash compensation for service on the Board, telephone meetings of the Board, or any committee thereof, or for attendance at board or committee meetings.

     PROPOSAL NO. 2 -- ADOPTION OF 1998 NON-EMPLOYEE DIRECTORS OPTION PLAN

     At the Meeting, you are being asked to approve the adoption of the 1998 Non-Employee Directors Stock Option Plan ("Plan"). For the reasons set forth below, the Board recommends that stockholders approve the Plan.

     The purpose of the Plan is to promote the best interests of the Company and its stockholders by providing a compensation arrangement which will help to attract and retain non-employee directors whose services are considered essential to the Company's continued progress by providing them with long-term financial incentives to increase the value of the Company.

PRINCIPAL FEATURES OF THE PLAN

     The full text of the Plan is set forth as Appendix A hereto, and readers are urged to refer to it for a complete description of the proposed Plan. The summary of the principal features of the Plan which follows is qualified entirely by such reference.

ELIGIBLE PARTICIPANTS

     Under the proposed Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company would be eligible to participate in the Plan. Should the proposed slate of directors be approved by the stockholders, currently five directors will be eligible to participate in the Plan.

ADMINISTRATION

     The Board of Directors shall supervise and administer the Plan.

NUMBER OF SHARES SUBJECT TO THE PLAN

     A total of 500,000 shares of Common Stock are to be reserved for issuance pursuant to the Plan. The Company expects to register the shares in late 1998.

FORMS OF AWARDS

     Under the Plan, non-employee directors will each receive upon adoption of the Plan or will receive upon his or her initial election or appointment to the Board an option grant of 15,000 shares, to be vested ratably on a monthly basis over 36 months. Additionally, after a director's initial grant, such director will receive annual option grants of 5,000 shares, to be vested immediately, on each anniversary date of the initial grant.

STOCK OPTION

     Exercise of Stock Option. A Stock Option may be exercised only by written notice to the Company accompanied by payment in cash of the full consideration for the shares as to which it is exercised. No Stock Option can be exercised after the expiration of ten years from the date the option was granted.

     Options are exercisable to the extent vested only while the optionee is serving as a director of the Company or within three months after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a maximum of one year after the optionee ceases to be a director).

     Price of Stock Option. The exercise price of a Stock Option will be the fair market value of the Common Stock on the date of grant.

     Stock Option Nontransferable. Each Stock Option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No Stock Option or interest therein maybe transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

EFFECTIVE DATE AND DURATION

     Assuming approval of the Plan by the stockholders, the effective date of the Plan shall be October 28, 1998. The Plan shall terminate on October 27, 2008, unless earlier terminated by the Board of Directors or the Committee. No Stock Options shall be granted after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the Stock Options granted made prior to such date, shall survive the termination of the Plan and continue to apply to such Stock Options. The Plan is the successor plan to the 1995 Non-Employee Director Stock Option Plan. Upon approval of the Plan by stockholders, no future awards will be made under 1995 Non-Employee Director Stock Option Plan.

AMENDMENTS

     The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following approval of the Plan by the Company's stockholders, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule.

ADJUSTMENTS

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate number of shares that may be issued under the Plan) and kind of shares to be issued under the Plan and the price of any Stock Option.

FEDERAL INCOME TAX CONSEQUENCES

     The description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications in may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     All options to be granted under the Plan are nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code. The grant of a Stock Option does not result in taxable income to the recipient. Upon the exercise of an option, the recipient generally recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is not entitled to an income tax deduction with respect to the grant of a Stock Option or the sale of stock acquired pursuant thereto. The Company is permitted a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise of a Stock Option. The non-employee director recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares disposed of or sold.

BOARD RECOMMENDATION

     The Board of Directors believes that the Company's grant of Stock Options will provide significant incentives to non-employee directors who contribute and are expected to contribute materially to the continued success of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) the Chief Executive Officer of the Company, and (ii) the four highest compensated executive officers who were serving as executive officers at the end of fiscal 1998 (collectively, the "Named Executive Officers"):

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                             ANNUAL COMPENSATION      SECURITIES
                                            ---------------------     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR  SALARY($)    BONUS($)     OPTIONS(#)    COMPENSATION($)(3)
---------------------------           ----  ---------    --------    ------------   ------------------
Walter O. LeCroy, Jr. ..............  1998   305,000          --            --            13,717(5)
  Chairman of the Board of Directors  1997   305,000          --            --            10,769
                                      1996   305,000          --            --            10,180
Lutz P. Henckels....................  1998   333,654     106,425        60,000            16,665(5)
  Chief Executive Officer and
     President                        1997   300,000     165,340            --            19,829
                                      1996   300,000     114,900        12,500            17,080
Thomas H. Reslewic..................  1998   290,061      83,850        30,000            10,800
  Executive Vice President and Chief  1997   302,782      15,000        54,000            19,760
  Operating Officer                   1996   247,594       7,500        20,000            15,280
Werner H. Brokatzky.................  1998   220,229(2)   17,793(2)     10,000            24,268(2)(4)
  Vice President -- Operations
     (Geneva)                         1997   221,137(2)   10,615        10,000            25,788(2)(4)
                                      1996   248,040(2)       --         5,000            28,034(2)(4)
Ronald S. Nersesian(1)..............  1998   176,577      47,300        15,000            14,268(5)
  Senior Vice President               1997   157,308      62,500        20,000            10,692
                                      1996    40,385      38,300        62,000             2,154

---------------
(1) Mr. Nersesian's employment with the Company commenced in March 1996.

(2) Dollar amount reflects the conversion of compensation amounts from Swiss francs to United States dollars using the average exchange rate during fiscal 1998, 1997 and 1996, respectively.

(3) Includes the value of Company-provided automobile.

(4) Includes $10,584, $10,558 and $10,953 for Mr. Brokatzky representing the Company's payment to the subsidiary defined contribution plan in fiscal 1998, 1997 and 1996, respectively.

(5) For 1998 includes estimated amounts to be paid to individual 401(k) accounts as a matching contribution by the Company as follows: Mr. LeCroy $4,750, Mr. Henckels $5,865 and Mr. Nersesian $3,468.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table sets forth information concerning the exercise of stock options during fiscal year 1998 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                                          VALUE OF
                                                                                         UNEXERCISED
                                                                     NUMBER OF          IN-THE-MONEY
                                                                 OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                                                    YEAR-END(#)        YEAR-END(2)($)
                                  SHARES                         -----------------    -----------------
                                ACQUIRED ON        VALUE           EXERCISABLE/         EXERCISABLE/
             NAME               EXERCISE(#)    REALIZED(1)($)      UNEXERCISABLE        UNEXERCISABLE
             ----               -----------    --------------    -----------------    -----------------
Walter O. LeCroy, Jr..........        --               --                     --                     --
Lutz P. Henckels..............    94,783          892,856         119,174/80,109      1,853,985/347,703
Werner H. Brokatzky...........        --               --           3,260/23,261         53,937/ 56,453
Thomas H. Reslewic............    10,000          260,450          43,696/88,870        385,592/252,031
Ronald S. Nersesian...........    15,500          294,500          20,500/61,000         94,937/193,625

---------------
(1) Calculated on the basis of the fair market value of the Common Stock on the date of exercise, less the option exercise price.

(2) Calculated on the basis of the fair market value of the Common Stock on June 30, 1998 ($22.875), less the applicable option exercise price.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during fiscal year 1998 to each of the named executive officers.

                                                                                         GRANT DATE VALUE
                                                                                       ---------------------
                                                                                       POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                            --------------------------------------------------------   ANNUAL RATES OF STOCK
                            NUMBER OF    PERCENT OF TOTAL                                      PRICE
                            SECURITIES       OPTIONS                                     APPRECIATION FOR
                            UNDERLYING       GRANTED        EXERCISE OR                     OPTION TERM
                             OPTIONS       TO EMPLOYEES     BASE PRICE    EXPIRATION   ---------------------
           NAME             GRANTED(#)    IN FISCAL YEAR     ($/SHARE)       DATE       5%($)       10%($)
           ----             ----------   ----------------   -----------   ----------   --------   ----------
Walter O. LeCroy, Jr. ....        --            --                --             --         --           --
Lutz P. Henckels..........    60,000           6.2             22.63       02/04/08    853,500    2,163,300
Werner H. Brokatzky.......    10,000           1.0             23.50       04/28/08    147,800      374,500
Thomas H. Reslewic........    30,000           3.1             22.63       02/04/08    426,750    1,081,650
Ronald S. Nersesian.......    15,000           1.6             22.63       02/04/08    213,375      540,825

     Options described in this table were issued under the Company's Amended and Restated 1993 Stock Incentive Plan, and consist primarily of incentive stock options, as permitted by such Plan. The options have a term of ten years from the date of grant, were issued with an exercise price equal to the fair market value of a share of common stock at the time of grant, and permit exercise of one fourth of the options on the first, second, third and fourth anniversaries of the date of grant, respectively. The purchase price upon exercise of an option may be paid either in cash or, if the option permits, in shares of Company common stock already owned, or a combination thereof. If the employment of a member of the management group, which includes the five individuals described in this table, terminates by reason of early retirement, his vested options may thereafter be exercised in full if permitted by the Board of Directors, or otherwise only to the extent they were exercisable at time of early retirement for three months from the date of termination or the stated period of the option, whichever is shorter. On death of an optionee, the vested options are exercisable for twelve months from the date of death, or the expiration of the option period, whichever is shorter.

TRANSACTIONS INVOLVING OFFICERS, DIRECTORS OR AFFILIATES

     The Company has adopted a policy that all transactions between the Company and its officers, directors and affiliates must be on terms no less favorable to the Company than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

EMPLOYMENT AGREEMENT

     Mr. Lutz Henckels and the Company have entered into an employment agreement providing for his services as President and Chief Executive Officer of the Company. The contract will immediately terminate if Mr. Henckels voluntarily leaves the employment of the Company. Mr. Henckels is currently being paid compensation at the annual rate of $335,000, and he will receive an annual cash bonus of up to $206,250 if the Company achieves certain financial targets for the fiscal year ended June 30, 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised solely of independent, Non-Employee Directors. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer (CEO), sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plan. The Compensation Committee periodically reviews the job performance of the Chief Executive Officer.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders.

BASE SALARY

     Base salary for the CEO is set annually taking into consideration Company sales and profit growth, overall job performance, and mid-range pay levels for CEOs of corporations of a similar size. The Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 70% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Mr. Henckels' base salary is $335,000 effective July 1, 1997. His prior increase as Chief Executive Officer of the Company was on July 1, 1995. Mr. Henckels' base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.

ANNUAL CASH INCENTIVES

     The Company's pay for performance annual bonus program is a significant cash-based compensation component for senior executives of the Company. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business unit. The plan is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that will provide the best financial results for the Company. For fiscal year 1998, Mr. Henckels' bonus, earned as a result of current year performance measurements, was $106,425 and represents approximately 31.8% of his current base salary. This compares to fiscal year 1997 when his bonus was $165,340 and represented 55.1% of his base salary.

STOCK OPTIONS

     The third compensation component is an ownership-linked stock option program, which provides long-term incentives to executives that are aligned with the interests of the Company's stockholders. Stock options, granted at market price, typically vest annually in 25% increments over four years. A longer term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than the cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of the Company's Common Stock for the gain to be realized.

     The size and frequency of option grants are based on level of responsibility, performance of the Company as a whole and the executive's personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee. Grants are made from a Compensation Committee defined pool of shares.

REPORT ON REPRICING OF OPTIONS

     In February 1998, the Board determined that the purposes of the 1993 Amended and Restated Stock Incentive Plan were not being adequately achieved because a significant percentage of our employees held options with exercise prices greater than the then-current market value of the Common Stock. The Board also determined that it was in the best interests of LeCroy and its stockholders to retain and motivate those employees. As a result, the Board decided to provide its U.S. employees with an opportunity to exchange their existing options for options having an exercise price of $22.63 per share ("New Options"), the closing price of the Common Stock on February 4, 1998, the date of the Board's decision. On March 19, 1998 the Board decided to provide its Swiss employees the same opportunity to exchange existing options for options having an exercise price of $19.38 per share (also the "New Options"), the closing price of the Common Stock at that date. The New Options, depending on the length of time previously vested, create a lower number of option shares and forfeiture of previous vesting. Forty employees of LeCroy were eligible to participate in the repricing, and those employees' existing options had prices ranging from $27.25 to $40.00 per share prior to the repricing. Twenty-six of the eligible employees participated in the repricing, including the executives noted in the table below.

                           TEN YEAR OPTION REPRICING

                                                    NEW EXERCISE
                                       NUMBER OF    PRICE/MARKET   EXERCISE
                                       SECURITIES   OF STOCK AT    PRICE AT    NUMBER OF    LENGTH OF ORIGINAL
                                       UNDERLYING     TIME OF       TIME OF     ORIGINAL       OPTION TERM
                                        OPTIONS      REPRICING     REPRICING   UNDERLYING   REMAINING AT DATE
NAME AND PRINCIPAL POSITION    DATE     REPRICED     ($/SHARE)     ($/SHARE)    OPTIONS        OF REPRICING
---------------------------  --------  ----------   ------------   ---------   ----------   ------------------
Werner H. Brokatzky.......   03/19/98  10,000          $19.38       $32.25       10,000     8 years - 339 days
  Vice President --
  Operations (Geneva)
Brian V. Cake.............   02/04/98  20,000           22.63        32.25       20,000     9 years -  17 days
  Vice President -- Chief
  Technical Officer
Dennis A. Carpenter.......   02/04/98  39,000           22.63        38.63       50,000     9 years - 288 days
  Vice President --
  Worldwide Sales

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code ("the Code"), which became effective on January 1, 1994, generally limits the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or other executive officers named in the Summary Compensation Table contained in this proxy statement. The Committee's policy with respect to
Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Towards this end, the Company's Amended and Restated 1993 Stock Incentive Plan has been drafted in a manner that will qualify stock options as performance-related compensation not subject to the cap on deductibility imposed by Section 162(m).

Douglas A. Kingsley, Chairman
Robert E. Anderson
William G. Scheerer

                COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
         AMONG LECROY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX

                                                                                  S & P
        MEASUREMENT PERIOD               LECROY           NASDAQ STOCK         TECHNOLOGY
      (FISCAL YEAR COVERED)            CORPORATION        MARKET (U.S.)          SECTOR
10/6/95                                  100.00              100.00              100.00
JUN-96                                   166.67              114.59              112.19
JUN-97                                   307.29              139.33              170.55
JUN-98                                   190.63              183.85              229.15

* $100 INVESTED ON 10/6/95 IN STOCK OR ON 9/30/95
 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING JUNE 30.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of outstanding shares of the Company's Common

Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company's equity securities.

     Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Securities and Exchange Commission Rule 16a-3(e) during its fiscal year ended June 30, 1998, Forms 5 furnished to the Company with respect to such fiscal year, and certain written representations furnished to the Company, it appears that the following persons made late filings during the year: Thomas H. Reslewic, an executive officer of the Company, filed a Form 4 in June 1998, reporting one transaction that should have been reported in February 1998; Warren Davis, an executive officer of the Company, filed a Form 4 in January 1998, reporting four transactions that should have been reported in November 1997; Brian V. Cake, an executive officer of the Company, filed a Form 4 in January 1998, reporting one transaction that should have been reported in November 1997; Walter O. LeCroy, Jr., an executive officer of the Company filed a Form 4 in February 1998, reporting eight transactions that should have been reported in July, August and October 1997. The Company believes that these failures to file reports on a timely basis were inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

                             SELECTION OF AUDITORS

     The Board of Directors has selected the accounting firm of Ernst & Young LLP to serve as the Company's principal accountant for the fiscal year ending June 30, 1999. Ernst & Young LLP acted as principal accountant for the fiscal year ended June 30, 1998. A representative of Ernst & Young LLP will be present at the Annual Meeting; available to respond to appropriate questions and will have the opportunity to make a statement if he so desires to do so.

                           PROPOSALS BY STOCKHOLDERS

     In order for a proposal of a stockholder to be included in the Board of Director's proxy statement for the Company's 1998 Annual Meeting, it must be received at the principal executive office of the Company on or before May 28, 1999, pursuant to Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

     REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

Chestnut Ridge, New York
September 28, 1998

                                   APPENDIX A

                               LECROY CORPORATION
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                  PART 1.  PLAN ADMINISTRATION AND ELIGIBILITY

I. PURPOSE

     The purpose of this 1998 Non-Employee Director Stock Option Plan (the "Plan") of LeCroy Corporation (the "Company") is to encourage ownership in the Company by outside directors of the Company (each, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as directors of the Company.

II. ADMINISTRATION

     The Board of Directors (the "Board") of the Company or any committee (the "Committee") of the Board that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any regulations promulgated thereunder, as from time to time in effect, including any successor rule ("Rule 16b-3"), shall supervise and administer the Plan. The Committee shall consist solely of two or more non-employee directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be a "non-employee director" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors under Rule 16b-3. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

     The Board or the Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board or the Committee under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee and satisfying the requirements of Rule 16b-3.

III. PARTICIPATION IN THE PLAN

     Each member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates shall be eligible for grants of options under the Plan.

IV. STOCK SUBJECT TO THE PLAN

     The maximum number of shares of the Company's $.01 par value Common Stock ("Common Stock") which may be issued under the Plan shall be Five Hundred Thousand (500,000). The limitation on the number of shares which may be issued under the Plan shall be subject to adjustment as provided in Section X of the Plan.

     If any outstanding option under the Plan for any reason expires, terminated, or is cancelled without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

                           PART 2.  TERMS OF THE PLAN

V. EFFECTIVE DATE OF THE PLAN

     The Plan shall take effect on the date of adoption by the stockholders of the Company. The Plan shall terminate on October 27, 2008, unless earlier terminated by the Board of Directors or the Committee.

VI. TIME FOR GRANTING OPTIONS AND ISSUING SHARES

     No options shall be granted after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the options granted or the shares issued prior to such date, shall survive the termination of the Plan and continue to apply to such options and shares.

VII. TERMS AND CONDITIONS

     1. Initial Award. Beginning with the adoption of the Plan or upon his or her initial election or appointment to the Board, each Non-Employee Director will receive an option grant of 15,000 shares, to be vested ratably on a monthly basis over 36 months.

     2. Subsequent Awards. Additionally, after a director's initial grant, each director will receive an annual option grant of 5,000 shares, to be vested immediately.

     3. Price of Options. The exercise price of the option will be the Fair Market Value of the Common Stock on the date of grant.

     4. Exercise of Options. Options may be exercised only by written notice to the Company accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

     5. Period of Option. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Options are exercisable to the extent vested only while the optionee is serving as a director of the Company or within three months after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a maximum of one year after the optionee ceases to be a director).

     6. Exercise by Representative Following Death of Director. A Non-Employee Director, by written notice to the Company, may designate one or more persons(and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided in Section VII.5. Any exercise by a representative shall be subject to the provisions of this Plan.

     7. Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                          PART 3.  GENERAL PROVISIONS

VIII. ASSIGNMENTS

     The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section VII.

IX. LIMITATION OF RIGHTS

     No Right to Continue as a Director. Neither the Plan, nor the issuance of shares of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor or the making of a book entry with the Company's transfer agent, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

X. CHANGES IN PRESENT STOCK

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate numbers specified in Section IV) and kind of shares to be issued under the Plan, and any outstanding Stock Option, and the price of any Stock Option.

XI. AMENDMENT OF THE PLAN

     The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following the approval of the Plan by the Company's stockholders, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule.

XII. DEFINITIONS

     "Fair Market Value" shall be the mean the last sales price for the Common Stock as reported on the NASDAQ National Market System on the date in question, or if no sales of such stock were made on that date, the last sales price of the Common Stock on the next preceding day on which sales were made.

XIII. COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     It is the Company's intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder. The Board or the Committee may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

XIV. NOTICE

     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XV. GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

                                     PROXY


                               LECROY CORPORATION


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned stockholder of LeCroy Corporation hereby appoints each of Walter O. LeCroy, Jr., Lutz P. Henckels and John C. Maag, as the undersigned's attorney-in-fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Wednesday, October 28, 1998, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED BUT IF NO SPECIFICATION IS MADE IT WILL BE VOTED FOR PROPOSAL 1, THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, PROPOSAL 2, THE APPROVAL OF THE 1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

----------------                                                ----------------
| SEE REVERSE  |                                                | SEE REVERSE  |
|     SIDE     |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   |     SIDE     |
----------------                                                ----------------

/X/ Please mark
    votes as in
    this example.

-------------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.
-------------------------------------------------------------------------------

1. To elect Directors for a term expiring in 2001 (as set forth in the Proxy Statement).
   Nominees: Walter O. LeCroy, Jr. and Robert E. Anderson

              FOR                         WITHHELD
              ALL    / /            / /   FROM ALL
           NOMINEES                       NOMINEES


/ /
   ---------------------------------------
   For both nominees except as noted above


2. To approve the adoption of the 1998             FOR     AGAINST      ABSTAIN
   Non-Employee Directors Stock Option             / /       / /          / /
   Plan (as set forth in the Proxy Statement).


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING      / /


Sign exactly as name appears hereon. When signing as Executor, Administrator, Trustee, or Guardian, etc., please add full title.
This proxy votes all shares held in all capacities.